Exhibit 10.19

FIRST AMENDMENT AND EXTENSION TO LEASE AGREEMENT

FOR PREMISES LOCATED AT

6610 Gunpark Drive, Suite 102, Boulder, CO 80301

Between

6610 LLC

A Colorado Limited liability Corporation

as Landlord/Owner

and

Monotype Imaging, Inc.

as Lessee

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by the undersigned Landlord and Lessee, in that certain original Lease Agreement dated April 6th, 2006, relating to the premises at 6610 Gunpark Drive, Suite 102, Boulder, Colorado, hereby agree that the Lease Agreement is amended and extended as follows:

4. TERM

4.1 Initial Term (Extended). The extended term of this lease shall commence at 12:01 a.m. on the 1st day of June, 2009; and unless terminated as herein provided for, shall end at 12:00 midnight on the 31st day of May, 2011.

5. RENT. Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the following as rental for the Premises:

5.1 Base Rental. The extended base rental shall be as follows:

		Monthly	Annually	Per SF
5.1.1	6/1/09-5/31/10	$2,222.27	$26,667.24	$13.94
5.1.2	6/1/10-5/31/11	$2,289.22	$27,470.64	$14.36

All other terms and conditions shall remain in full force and effect.

TENANT		LANDLORD:
Monotype Imaging Inc.		6610, LLC

By:	/s/ Douglas J. Shaw	By:	/s/ Robert S. Von Eschen
	Douglas J. Shaw, President & CEO		Robert S. Von Eschen, TVACC LLC, Managing Member of 6610 LLC